UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2017

VGRAB COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 1130 West Pender Street Vancouver, BC		V6E 4A4
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 648-0510

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 5, 2017, the board of directors of Vgrab Communications Inc. (the “Company”) unanimously resolved to accept Mr. Jacek Pavel Skurtys’s resignation from his positions as Chief Executive Officer, Chief Financial Officer, President, Secretary and the Treasurer of the Company. Mr. Skurtys will continue to serve on the Company’s board of directors.  At the same time, Ms. Chen Weijie tendered her resignation from the board of directors and as the Company’s Chief Operating Officer. Also, on December 5, 2017, Mr. Ramsom Koay resigned from his position of Vice President of Marketing.

The resignations of each resigning director or officer were not due to any disagreements relating to the Company’s operations, policies or practices.

To fill the vacancy on the board of directors, which resulted from Ms. Chen’s resignation, The Company’s remaining directors appointed Mr. Liong Fook Weng as director. Mr. Liong will also serve as the Company’s Chief Financial Officer, Secretary and Treasurer.

To fill the vacancy that resulted from Mr. Skurtys’s resignation, the Company appointed Mr. Lim, Hun Beng the Company’s Chief Executive Officer and President.

Mr. Liong Fook Weng, age 46, was born in Malaysia and received his master’s degree in Business Administration from the University of Durham, the United Kingdom, he also has his business certificate in hospitality from Michigan State University, USA. Since 1991, Mr. Liong has held many senior management positions in several publicly listed and privately owned companies within the manufacturing, and ecommerce industries. He has more than 20 years experience in managing the companies and contributing to their expansion plans through streamlining their financial strategies or corporate restructuring.

During the last two years, there have been no transactions or proposed transactions that the Company was or is a party to in which Mr. Liong has a direct or indirect material interest.

A copy of the Company’s news release regarding the appointment of new director and officers of the Company is attached as Exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated December 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGRAB COMMUNICATIONS INC.

Date: December 12, 2017
By: /s/ Lim, Hun Beng
Lim, Hun Beng
Chief Executive Officer and President

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